EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) of Inuvo, Inc. and to the incorporation by reference therein of our report dated March 30, 2010, with respect to the consolidated financial statements of Inuvo, Inc. included in its Annual Report (Form 10-K) for the years ended December 31, 2009 and 2008, filed with the Securities and Exchange Commission.

By:	/s/ Kirkland, Russ, Murphy & Tapp, P.A.
Kirkland, Russ, Murphy & Tapp, P.A.

Clearwater, Florida
March 1, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) of Inuvo, Inc.

By:	/s/ Mayer Hoffman McCann P.C.
Mayer Hoffman McCann P.C.

Clearwater, Florida
March 1, 2011